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                                                                  EXHIBIT 23.1



       CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of CardioThoracic Systems, Inc. on Form S-8 of our reports dated January 23, 1998 and February 12, 1996, on our audits of the financial statements of CardioThoracic Systems, Inc. as of January 2, 1998 and December 31, 1996 and for the years ended January 2, 1998 and December 31, 1996 and for the period from June 15, 1995 (date of inception) to December 31, 1995, and Informed Creation (a development stage entity) as of June 14, 1995 and for the period from January 1, 1995 to June 14, 1995, the year ended December 31, 1994, and the cumulative period from November 3, 1993 (date of inception) to June 14, 1995, respectively, which reports are included in the 1996 Annual Report on Form 10-K.

                                                      Coopers & Lybrand L.L.P.

San Jose, California
May 26, 1998